NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0184 Dated December 9, 1997    Rule 424(b)(2)

(To Prospectus dated July 12, 1996 and                File number:  333-7229
Prospectus Supplement dated November 8, 1996)

Senior Medium-Term Notes, Series F

Due Nine Months or More From Date of Issue


Principal Amount:                                    $ 315,000,000.00
Issue Price:                           100.00000%    $ 315,000,000.00
Commission or Discount:                  0.00000%    $           0.00
Proceeds to Company:                   100.00000%    $ 315,000,000.00

Agent: NationsBanc Montgomery Securities, Inc., as Agent


Original Issue Date:              December 12, 1997

Stated Maturity Date:             December 14, 1998

Cusip #:                          63858R-EU-1
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750

Index maturity:                   90 days
Spread:                           -5.0 bps

Initial Interest Rate:            5.887%


Interest Reset Period:            Quarterly, commencing on March 12,
                                  1998

Interest Reset Dates:             March 12, June 12, and September 12,
                                  1998

Interest Determination Date:      Two London Banking Days preceding the
                                  Reset Date

Interest Payment Dates:           March 12, June 12, September 12, and
                                  December 14, 1998 commencing March 12,
                                  1998

May the Notes be redeemed by the company prior to maturity?       No
May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No